Exhibit 99.1

Fly-E Group, Inc. Announces First Quarter of Fiscal Year 2025 Financial Results

New York, August 19, 2024 /PRNewswire/ -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing and selling smart electric motorcycles, electric bikes, electric scooters, and related accessories, today announced its unaudited financial results for the first quarter of fiscal year 2025 ended June 30, 2024.

First Quarter of Fiscal Year 2025 Financial Summary

●	Net revenues were $7.9 million in the first quarter of fiscal year 2025, an increase of 0.4% from $7.8 million in the same period last year.

●	Gross profit was $3.1 million in the first quarter of fiscal year 2025, an increase of 13.8%, from $2.7 million in the same period last year.

●	Gross margin was 39.4% in the first quarter of fiscal year 2025, increased from 34.7% in the same period last year.

●	Loss from operations was $45,499 in the first quarter of fiscal year 2025, compared to income from operations of $767,544 in the same period last year.

●	Net loss was $0.2 million in the first quarter of fiscal year 2025, compared to net income of $0.4 million in the same period last year.

●	Basic and diluted losses per share were $0.01 in the first quarter of fiscal year 2025, compared to basic and diluted earnings per share of $0.02 in the same period last year.

●	EBITDA as $57,021 in the first quarter of fiscal year 2025, compared to EBITDA of $820,134 in the same period last year.

Mr. Zhou (Andy) Ou, Chairman and Chief Executive Officer of Fly-E, remarked, “Despite the inflationary pressure and intense competition, we have managed to sustain steady expansion with a gross profit increase of 13.8%. Our uptick in financial performance reflects the strategic efforts we have undertaken to expand our market presence and enhance our product offerings. This growth has been driven by our commitment to innovation and customer satisfaction, as evidenced by the increase in our average sales price per EV. Also contributing to our gross profit increase is a decrease in our cost of revenue. We achieved this through continued cooperation with our suppliers which resulted in a more favorable price for the company when purchasing batteries. In addition, we witnessed significant increases in selling and general administrative expenses, primarily driven by the expansion of our retail stores and the strategic investments associated with our initial public offering, which increases were necessary to support our continued growth and the scaling of our operations, positioning us for future success. Looking forward, we are optimistic about our growth prospects and are committed to executing our business plan to achieve long-term success.”

First Quarter of Fiscal Year 2025 Financial Results

Net Revenues

Net revenues were $7.9 million in the first quarter of fiscal year 2025, an increase of 0.4%, from $7.8 million in the same period last year. The increase in net revenues was driven primarily by the increase of the average sale price of EVs by $46 or 4.6%, from $1,007 in the first quarter of fiscal year 2024 to $1,053 in the first quarter of fiscal year 2025. The total sales volume decreased 888, from 11,188 in the first quarter of fiscal year 2024 to 10,300 in the first quarter of fiscal year 2025. From the first quarter of fiscal year 2024 to the first quarter of fiscal year 2025, sales volume of E-bikes decreased 314, and 513, respectively, and the sales volume of E-motorcycles increased 388. This decrease in sales volume was largely due to a shift in some customers’ preference toward E-motorcycles and motorcycles, which resulted in a lower overall sales volume for other product categories that previously contributed to the sales volume in the first quarter of fiscal year 2024, including E-bikes.

Retail sales revenue was $6.9 million in the first quarter of fiscal year 2025, an increase of 11.4%, from $6.2 million in the same period last year. Wholesale revenue was $1.0 million in the first quarter of fiscal year 2025, compared to $1.7 million in the same period last year. The increase in retail sales revenue is mainly due to the addition of seven new retail stores from June 2023 to June 2024. The decrease in wholesales revenue was driven primarily by the decrease in purchase from the top two customers who closed their stores.

Cost of Revenues

Cost of revenues was $4.8 million in the first quarter of fiscal year 2025, a decrease of 6.8%, from $5.1 million in the same period last year. The decrease in cost of revenues was primarily attributable to more favorable pricing the Company obtained from its suppliers, especially for the price of batteries. The unit cost for battery decreased by 56%, from $157.0 in the first quarter of fiscal year 2024, to $69.0 in the first quarter of fiscal year 2025.

Gross Profit

Gross profit was $3.1 million in the first quarter of fiscal year 2025, an increase of 13.8%, from $2.7 million in the same period last year. Gross margin was 39.4% in the first quarter of fiscal year 2025, increased from 34.7% in the same period last year.

Total Operating Expenses

Total operating expenses were $3.1 million in the first quarter of fiscal year 2025, an increase of 60.9%, from $2.0 million in the same period last year. The increase in operating expenses was attributable to the increase in payroll expenses, rent expenses, meals and entertainment expenses, professional fees, and development expenses as the Company expanded business.

●	Selling expenses were $1.6 million in the first quarter of fiscal year 2025, compared to $1.1 million in the same period last year. Selling expenses primarily consist of payroll expenses, rent, utilities expenses, and advertising expenses of retail stores. Total payroll expenses were $0.6 million in the first quarter of fiscal year 2025, compared to $0.4 million in the same period last year. Rent expenses were $0.7 million in the first quarter of fiscal year 2025, compared to $0.5 million in the same period last year. Utilities expenses were $45,825 in the first quarter of fiscal year 2025, compared to $28,383 in the same period last year. Advertising expenses were $68,519 in the first quarter of fiscal year 2025, compared to $11,727 in the same period last year. The increase in these expenses was primarily due to the increase in the number of new stores and new employees hired for these new stores in the first quarter of fiscal year 2025.

●	General and administrative expenses were $1.5 million in the first quarter of fiscal year 2025, compared to $0.9 million in the same period last year. Meals and entertainment expenses increased to $139,561 in the first quarter of fiscal year 2025, compared to $116,577 in the same period last year, primarily due to increased meal expenses for employees who worked overtime. Professional fees increased to $0.4 million in the first quarter of fiscal year 2025, compared to $0.2 million in the same period last year, primarily attributable to the increase in audit fee, consulting fee, and IR expenses associated with the Company initial public offering. Payroll expenses increased to $0.4 million in the first quarter of fiscal year 2025, from $0.2 million in the same period las year primarily due to additional employees hired in operation and accounting departments. Rent expenses increased to $0.1 million in the first quarter of fiscal year 2025, compared to $0.1 million for the same quarter of prior year as a result of office space expansion in the first quarter of fiscal year 2025. Development fee increased to $0.1 million in the first quarter of fiscal year 2025, compared to $nil for the prior quarterly as a result of maintenance for Fly E-Bike app during the three months ended June 30, 2024.

Net Income (Loss)

Net loss was $0.2 million in the first quarter of fiscal year 2025, compared to net income of $0.4 million in the same period last year, mainly attributable to the reasons discussed above.

Basic and Diluted Earnings (Losses) per Share

Basic and diluted losses per share were $0.01 in the first quarter of fiscal year 2025, compared to basic and diluted earnings per share of $0.02 in the same period last year.

EBITDA

EBITDA was $57,021 in the first quarter of fiscal year 2025, compared to EBITDA of $820,134 in the same period last year.

Financial Condition

As of June 30, 2024, the Company had cash of $4.5 million, increased from $1.4 million as of June 30, 2023.

Net cash used in operating activities was $4.5 million in the first quarter of fiscal year 2025, compared to net cash provided by operating activities of $0.8 million in the same period last year.

Net cash used in investing activities was $1.1 million in the first quarter of fiscal year 2025, compared to $0.4 million in the same period last year.

Net cash provided by financing activities was $8.7 million in the first quarter of fiscal year 2025, compared to net cash used in financing activities of $0.1 million in the same period last year.

Recent Development

The Company launched a new rental program to meet the increasing market demand for safe, UL-certified e-bikes in compliance with New York State regulations. The rental service is now available in New York City in select Fly E-Bike stores, offering users with a flexible and affordable e-bike rental option featuring the Fly-E Fly-11 Pro model. The Company is currently developing the GO FLY app, a mobile application designed for its rental services. As part of FLY-E’s growth strategy, the Company plans to expand the rental service to Miami, Toronto, and Los Angeles shortly.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing and selling smart electric motorcycles, electric bikes, electric scooters and related accessories under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”), management periodically uses certain “non-GAAP financial measures,” as such term is defined under the rules of the SEC, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. For example, non-GAAP measures may exclude the impact of certain items such as acquisitions, divestitures, gains, losses and impairments, or items outside of management’s control. Management believes that the following non-GAAP financial measure provides investors and analysts useful insight into its financial position and operating performance. Any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with U.S. GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

The Company uses EBITDA (earnings before interest, taxes, depreciation, and amortization) to evaluate its operating performance. The Company believes EBITDA provides additional insight into its underlying, ongoing operating performance and facilitates year-to-year comparisons by excluding the earnings impact of interest, tax, depreciation and amortization and that presenting EBITDA is more representative of its operational performance and may be more useful for investors.

The Company reconciles its non-GAAP financial measure to its net income, which is its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. EBITDA includes adjustments for provision for income taxes, as applicable, interest income and expense, depreciation, and amortization. EBITDA does not represent and should not be considered an alternative to net income as determined by U.S. GAAP, and its calculations thereof may not be comparable to those reported by other companies. The Company believes EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in its business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on its operating performance. EBITDA, as presented herein, is a supplemental measure of its performance that is not required by, or presented in accordance with, U.S. GAAP. The Company uses non-GAAP financial measures as supplements to its U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting its business. EBITDA is a measure of operating performance that is not defined by U.S. GAAP and should not be considered a substitute for net (loss) income as determined in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company's current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the "SEC"), including the section under "Risk Factors" of its most recent Annual Report on Form 10-K for the fiscal year ended March 21, 2024, filed with the SEC on June 28, 2024. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	June 30, 2024	March 31, 2024
ASSETS
Current Assets
Cash	$4,467,868	$1,403,514
Accounts receivable	371,916	212,804
Accounts receivable – related parties	47,742	326,914
Inventories, net	6,089,083	5,364,060
Prepayments and other receivables	2,654,196	588,660
Prepayments and other receivables – related parties	240,162	240,256
Total Current Assets	13,870,967	8,136,208
Property and equipment, net	2,011,495	1,755,022
Security deposits	805,435	781,581
Deferred IPO costs	-	502,198
Deferred tax assets, net	94,298	35,199
Operating lease right-of-use assets	15,757,380	16,000,742
Intangible assets, net	35,433	36,384
Long-term prepayment for property	569,700	450,000
Long-term prepayment for software development– related parties	2,054,000	1,279,000
Total Assets	$35,198,708	$28,976,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$406,449	$1,180,796
Current portion of long-term loan payables	1,116,044	1,213,242
Accrued expenses and other payables	422,098	925,389
Other payables – related parties	2,229	92,229
Operating lease liabilities – current	3,092,721	2,852,744
Taxes payable	1,131,009	1,530,416
Total Current Liabilities	6,170,550	7,794,816
Long-term loan payables	381,890	412,817
Operating lease liabilities – non-current	13,675,379	13,986,879
Total Liabilities	20,227,819	22,194,512

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 4,400,000 shares authorized and nil outstanding as of June 30, 2024 and March 31, 2024*	—	—
Common stock, $0.01 par value, 44,000,000 shares authorized and 24,587,500 shares outstanding as of June 30, 2024 and 22,000,000 shares outstanding as of March 31, 2024*	245,875	220,000
Additional Paid-in Capital	10,744,024	2,400,000
Shares Subscription Receivable	(219,998)	(219,998)
Retained Earnings	4,216,141	4,395,649
Accumulated other comprehensive loss	(15,153)	(13,829)
Total FLY-E Group, Inc. Stockholders’ Equity	14,970,889	6,781,822
Total Liabilities and Stockholders’ Equity	$35,198,708	$28,976,334

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on December 21, 2022 and to give effect to the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended June 30,
	2024	2023
Revenues	$7,873,426	$7,842,346
Cost of Revenues	4,773,792	5,119,631
Gross Profit	3,099,634	2,722,715

Operating Expenses
Selling Expenses	1,612,495	1,083,106
General and Administrative Expenses	1,532,638	872,065
Total Operating Expenses	3,145,133	1,955,171
(Loss) Income from Operations	(45,499)	767,544

Other Income (Expenses), net	6,518	(11,078)
Interest Expenses, net	(68,082)	(32,623)
(Loss) Income Before Income Taxes	(107,063)	723,843
Income Tax Expense	(72,445)	(283,400)
Net (Loss) Income	$(179,508)	$440,443

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(1,324)	—
Total Comprehensive (Loss) Income	$(180,832)	$440,443

(Losses) Earnings per Share*	$(0.01)	$0.02
Weighted Average Number of Common Stock
– Basic and Diluted*	22,636,250	22,000,000

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on December 21, 2022 and to give effect to the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(179,508)	$440,443
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation expense	95,051	63,668
Amortization expense	951	—
Deferred income taxes (benefits) expenses	(59,099)	208,800
Amortization of operating lease right-of-use assets	798,044	485,467
Inventories reserve	176,072	153,625
Changes in operating assets and liabilities:
Accounts receivable	(159,112)	(53,742)
Accounts receivable – related parties	279,172	(282,814)
Inventories	(901,095)	(1,411,037)
Prepayments and other receivables	(2,065,536)	(185,406)
Prepayments for operation services to related parties	(180,000)	—
Security deposits	(23,854)	(52,809)
Accounts payable	(774,347)	1,681,224
Accrued expenses and other payables	(503,291)	195,049
Operating lease liabilities	(626,205)	(458,937)
Taxes payable	(399,407)	36,504
Net cash (used in) provided by operating activities	(4,522,164)	820,035

Cash flows from investing activities
Purchases of equipment	(351,524)	(390,055)
Prepayments for property	(119,700)	—
Prepayment for purchasing software from a related party	(775,000)	—
Repayment from a related party	180,256	—
Advance to a related party	(162)	—
Net cash used in investing activities	(1,066,130)	(390,055)

Cash flows from financing activities
Advance to a related party	—	(56,000)
Borrowing from loan payables	247,500	—
Repayments of loan payables	(375,625)	(296,002)
Repayments on other payables - related parties	(90,000)	182,239
Payments of related party loan	—	(75,000)
Capital Contributions from Shareholders	—	136,370
Payments of IPO cost	(282,403)
Net proceeds from issuance of common stock - IPO	9,154,500	—
Net cash provided by (used in) financing activities	8,653,972	(108,393)
Net changes in cash	3,065,678	321,587
Effect of exchange rate changes on cash	(1,324)	—
Cash at beginning of the period	1,403,514	358,894
Cash at the end of the period	$4,467,868	$680,481

Supplemental disclosure of cash flow information
Cash paid for interest expense	$68,082	$32,623
Cash paid for income taxes	$481,929	$81,268

Supplemental disclosure of non-cash investing and financing activities
Settlement of accounts payable by capital contribution	$—	$2,263,630
Purchase of vehicle funded by loan	$—	$34,974
Deferred IPO cost recognized as additional paid-in capital	$502,198	$—
Termination of operating lease right-of-use assets and operating lease liabilities	$(2,962)	—
Right-of-use assets obtained in exchange for operating lease liabilities	$557,643	$1,234,944

The following table sets forth the components of the Company’s EBITDA for the three months ended June 30, 2024 and 2023:

	For the Three Months Ended June 30,
	2024	2023	Change	Percentage Change
(Loss) Income from Operations	$(179,508)	$440,443	$(619,951)	(140.8)%
Income Tax provision	72,445	283,400	(210,955)	(74.4)%
Depreciation	95,051	63,668	31,383	49.3%
Interest Expenses	68,082	32,623	35,459	108.7%
Amortization	951	—	951	100.0%
EBITDA	$57,021	$820,134	$(763,113)	(93.0)%
Percentage of Revenue	0.7%	10.5%		(9.7)%